Exhibit 3.2
RESTATED BYLAWS
GRACO INC.
(Adopted February 17, 2023)
ARTICLE I.
OFFICES, CORPORATE SEAL
Section 1.01. Offices. The principal executive office of the corporation shall be at 88 – 11th Avenue NE, Minneapolis, Minnesota 55413. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.
Section 1.02. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation and the word “Minnesota” and the words “Corporate Seal”.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
Section 2.01. Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be designated by the directors, except that any meeting called by or at the demand of a shareholder shall be held in the county in which the principal executive office of the corporation is located. The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.
Section 2.02. Regular Meetings. A regular meeting of the shareholders shall be held on an annual basis on such date and at such time as the Board of Directors shall by resolution establish. At a regular meeting the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.
Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, the Chief Financial Officer, two or more directors or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called by a shareholder or shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by a shareholder or shareholders holding 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power may demand a special meeting of the shareholders by written notice given to the Chief Executive Officer or Chief Financial Officer of the corporation stating the purposes of the meeting. Within 30 days after receipt of such a demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice not later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings shall be held on the date and at the time and place fixed by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.
Section 2.04. Quorum, Action by Shareholders. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote unless otherwise required by statute, the Articles of Incorporation, or these Bylaws. If a quorum is present when a duly called or held meeting is convened, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Section 2.05. Adjourned Meetings. Any meeting of the shareholders may be adjourned from time to time to another date, time or place solely by the chairperson of the meeting. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting. At adjourned meetings at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.
Section 2.06. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder shall have one vote for each share having voting power registered in such shareholder’s name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote the shares. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 2.07. Closing of Books. The Board of Directors may fix, or authorize an officer to fix, a date not more than 60 days preceding the date of any meeting of shareholders, as the date (the “record date”) for the determination of the shareholders entitled to notice of, and to vote at, such meeting. When a record date is so fixed, only shareholders as of that date are entitled to notice of and permitted to vote at that meeting of shareholders.
Section 2.08. Notice of Meetings. Except as otherwise specified in Section 2.05 or required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so long as the corporation has first received the written or implied consent required by those rules and regulations. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.
Section 2.09. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally, in a writing or by authenticated electronic communication. Attendance by a shareholder at any meeting of shareholders is a waiver of notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or the item may not lawfully be considered at that meeting and the shareholder does not participate in the consideration of the item at that meeting.
Section 2.10. Advance Notice of Shareholder Proposals. As provided in Section 2.03, the business conducted at any special meeting of shareholders of the corporation shall be limited to the purposes stated in the notice of the special meeting pursuant to Section 2.08. At any regular meeting of shareholders of the corporation, only such business (other than the nomination and election of directors, which shall be subject to Sections 3.15 and 3.16) may be conducted as shall be appropriate for consideration at the meeting of shareholders and shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this section.
a.Timing of Notice. For such business to be properly brought before any regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice of any such business to be conducted at an annual shareholders meeting must be delivered to the secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual shareholders meeting of shareholders. If, however, the date of the annual shareholders meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual shareholders meeting or, if later, within 10 days after the first public announcement of the date of such annual shareholders meeting. To be timely, a shareholder’s notice of any such business to be conducted at a regular meeting other than an annual shareholders meeting must be delivered to the secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as required above.
b.Content of Notice. A shareholder’s notice to the corporation shall set forth as to each matter the shareholder proposes to bring before the regular meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and of any beneficial owner on whose behalf the proposal is made, (iii) (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “derivative instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest of such shareholder or any such beneficial owner in any security of the corporation, (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iv) any material interest of the shareholder or such beneficial owner in such business, (v) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal, and (vi) a representation whether the shareholder or any such beneficial owner intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to adopt the proposal or otherwise to solicit proxies from shareholders in support of the proposal.
c.Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular meeting except in accordance with the procedures set forth in this Section. The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section and, if such chairperson should so determine, such chairperson shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these Bylaws.
d.Public Announcement. For purposes of this Section and Sections 3.15 and 3.16, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when mailed as the notice of the meeting pursuant to Section 2.08.
e.Compliance with Law. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.
f.Inapplicable in Certain Circumstances. Notwithstanding anything in this Section to the contrary, this Section does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act to be included or described in the corporation’s proxy statement or on the proxy card of the Board of Directors for any regular meeting of shareholders. The requirements, procedures and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.
Section 2.11. Conduct of Meetings. Each meeting of shareholders shall be presided over by a chairperson, who shall be the Chair of the Board, the Chief Executive Officer or such other officer of the corporation as the Board of Directors shall designate as chairperson of the meeting. The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chairperson of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot, and restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE III.
DIRECTORS
Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.
Section 3.02. Number, Qualification and Term of Office. The number of directors shall initially be ten and, thereafter, shall be fixed from time to time by the Board of Directors or by the affirmative vote of the holders of two-thirds of the voting power of the outstanding capital stock of the corporation, voting together as a single class. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1988 annual meeting of shareholders, the term of office of the second class to expire at the 1989 annual meeting of shareholders and the term of office of the third class to expire at the 1990 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.
Section 3.03. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place as may be designated in the notice of such meeting.
Section 3.04. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chief Executive Officer by giving at least 24 hours’ notice, or by any other director by giving at least five days’ notice, of the date, time and place thereof to each director by mail, telephone, electronic communication or in person. If the day or date, time and place of a Board meeting have been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.
Section 3.05. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally, in a writing signed by such director or by authenticated electronic communication. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
Section 3.06. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.
Section 3.07. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
Section 3.08. Conference Communications. Any or all directors may participate in any meeting or conference of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting.
Section 3.09. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 3.10. Removal. Any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them.
Section 3.11. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Section 3.12. A majority of the members of the committee holding office immediately prior to a meeting of the committee shall constitute a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee.

Section 3.12. Committee of Disinterested Persons. Pursuant to the procedure set forth in Section 3.11, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority of the remaining committee members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determination to the Board.
Section 3.13. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed, or consented to by authenticated electronic communication, by all of the directors or committee members. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors or committee members that would be required to take the same action at a meeting of the Board or committee at which all directors or committee members were present.
Section 3.14. Compensation. The Board may fix the compensation, if any, of directors.
Section 3.15. Nomination of Director Candidates. Only persons who are nominated in accordance with the procedures set forth in this Section 3.15 or Section 3.16 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Section 3.15 or Section 3.16.
a.Timing of Notice. Nominations by shareholders shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder’s notice of nominations to be made at an annual shareholders meeting of shareholders must be delivered to the secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary date of the preceding year’s annual shareholders meeting of shareholders. If, however, the date of the annual shareholders meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual shareholders meeting or, if later, within 10 days after the first public announcement of the date of such annual shareholders meeting. If a special meeting of shareholders of the corporation is called in accordance with Section 2.03 for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual shareholders meeting is held, for a shareholder’s notice of nominations to be timely it must be delivered to the secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above.
b.Content of Notice. A shareholder’s notice to the corporation of nominations for a regular or special meeting of shareholders shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person’s name, age, business address and residence address and principal occupation or employment, (ii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (iii) such person’s written consent to being named in any proxy materials as a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation’s books, of such shareholder and of any beneficial owner on whose behalf the nomination is made, (ii) the information called for by Section 2.10(b)(iii) with respect to such shareholder and any such beneficial owner, and (iii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The corporation also may require any proposed nominee to furnish a completed and signed questionnaire required of the corporation’s directors (the form of which will be provided by the secretary of the corporation upon written request). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation the information required to be set forth in a shareholder’s notice of nomination that pertains to a nominee. A shareholder who intends to solicit proxies in support of director nominees other than the corporation’s director nominees and who has delivered a notice of nomination pursuant to this Section 3.15 shall promptly certify to the corporation, and notify the corporation in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the corporation, shall, not later than five business days prior to the date of the applicable meeting of shareholders, deliver to the corporation reasonable evidence of such compliance.
c.Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section and, if such chairperson should so determine, such chairperson shall so declare to the meeting, and the defective nomination shall be disregarded.
d.Compliance with Law. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the corporation that such requirements have been met, then such shareholder’s nominations shall be deemed null and void and the corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.
Section 3.16. Proxy Access for Nomination of Director Candidates.
a.    Proxy Access Eligibility. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 3.16, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of no more than 20 shareholders that satisfies the requirements of this Section 3.16 (the “Eligible Shareholder”) and that expressly elects at the time of providing the notice required by Section 3.16(e) below (the “Notice of Proxy Access Nomination”) to have such nominee included in the corporation’s proxy materials pursuant to this Section 3.16. For purposes of this Section 3.16, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the secretary of the corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined below). The Required Information must be provided with the Notice of Proxy Access Nomination.

b.    Maximum Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.16 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Shareholder Nominees provided for in this Section 3.16 has been reached, each of the following persons shall be counted as one of the Shareholder Nominees:

(i)    any individual nominated by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section 3.16 whose nomination is subsequently withdrawn,

(ii)    any individual nominated by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section 3.16 whom the Board of Directors decides to nominate for election to the Board of Directors, and

(iii)    any director in office as of the Final Proxy Access Nomination Date who was included in the corporation’s proxy materials as a Shareholder Nominee for either of the two preceding annual meetings of Shareholders (including any individual counted as a Shareholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors.

Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 3.16 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 3.16 exceeds the maximum number of Shareholder Nominees provided for in this Section 3.16, the highest ranking Shareholder Nominee who meets the requirements of this Section 3.16 from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Shareholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 3.16 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder

Nominee who meets the requirements of this Section 3.16 from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

c.    Required Shares and Minimum Holding Period. In order to make a nomination pursuant to this Section 3.16, an Eligible Shareholder must have owned (as defined below) at least 3% of the corporation’s outstanding common stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the secretary of the corporation in accordance with this Section 3.16 and the record date for determining the shareholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 3.16, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the shareholder possesses both:

(i)    the full voting and investment rights pertaining to the shares, and

(ii)    the full economic interest in (including the opportunity for profit from and risk of loss on) such shares,

provided that the number of shares calculated in accordance with the immediately preceding clauses (i) and (ii) shall not include any shares:

(A)    sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed,

(B)    borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or

(C)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of:

(1)    reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or

(2)    hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate.

A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the person has the power to recall such loaned shared on three business days’ notice or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 3.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

d.    Requirements for a Group.

(i)    Whenever the Eligible Shareholder consists of a group of shareholders:

(A)    a group of funds under common management and control shall be treated as one shareholder,

(B)    each provision in this Section 3.16 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition),

(C)    a breach of any obligation, agreement or representation under this Section 3.16 by any member of such group shall be deemed a breach by the Eligible Shareholder, and

(D)    the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 3.16 (including withdrawal of the nomination).

(ii)    Whenever the Eligible Shareholder consists of a group of shareholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition in Section 3.16(c) hereof:

(A)    such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such shareholder during the Minimum Holding Period, and

(B)    the Notice of Proxy Access Nomination must indicate, for each such shareholder, such lowest number of shares continuously owned by such shareholder during the Minimum Holding Period.

(iii)    Any group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder must, within five business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting. For the avoidance of doubt, a shareholder may withdraw from a group of shareholders constituting an Eligible Shareholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Shareholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 3.16(j)(ix).

e.    Deadline for Notice of Proxy Access Nomination. Nominations by shareholders pursuant to this Section 3.16, must be made pursuant to timely notice to the secretary of the corporation in accordance with this Section 3.16. To be timely, a Notice of Proxy Access Nomination must be received by the secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date that the corporation distributed its proxy statement to shareholders for the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after the first anniversary date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination shall be timely only if received not less than 90 days and not more than 120 days prior to the annual meeting, or if later, within 10 days after the first public announcement of the date of the annual meeting. In no event shall the adjournment of an annual meeting, or the public announcement of such an adjournment, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 3.16.

f.    Requirements for Notice of Proxy Access Nomination. To be in proper form for purposes of this Section 3.16, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)    the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 3.15(b) (including the written consent of each Shareholder Nominee to be named in the proxy materials as a nominee and to serve as a director if elected),

(ii)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the secretary of the corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date for determining the shareholders entitled to receive notice of the annual meeting, which statements must be provided within five business days after the record date,

(iii)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act,

(iv)    a representation that the Eligible Shareholder:

(A)    will continue to hold the Required Shares through the date of the annual meeting,

(B)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent,

(C)    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 3.16,

(D)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors,

(E)    has not distributed and will not distribute to any shareholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation,

(F)    has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting,

(G)    will file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and

(H)    has provided and will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading,

(v)    an undertaking that the Eligible Shareholder agrees to:

(A)    assume all liability stemming from any legal or regulatory violation arising out of communications with the shareholders of the corporation by the Eligible Shareholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 3.16, or out of the facts, statements or other information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the corporation in connection with the inclusion of such Shareholder Nominee(s) in the corporation’s proxy materials, and

(B)    indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 3.16, and

(vi)    a written representation and agreement from each Shareholder Nominee that such Shareholder Nominee:

(A)    is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation,

(B)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Shareholder Nominee that has not been disclosed to the corporation, and is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director,

(C)    has read and will comply with the corporation’s code of ethics, corporate governance guidelines, stock ownership guidelines, securities trading policy, information security policy and any other policies or guidelines of the corporation applicable to directors, and

(D)    will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

g.    Additional Information that May be Required. In addition to the information required pursuant to Section 3.16(f) or any other provision of these Bylaws, the corporation also may require each Shareholder Nominee to furnish any other information:

(i)    that may reasonably be requested by the corporation to determine whether the Shareholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”),

(ii)    that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee, or

(iii)    that may reasonably be required to determine the eligibility of such Shareholder Nominee to serve as a director of the corporation.

h.    Supporting Statement. The Eligible Shareholder may, at its option, provide to the secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Shareholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 3.16, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it believes would violate any applicable law or regulation.

i.    Eligible Shareholder and Shareholder Nominee Duty to Update. In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 3.16 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the shareholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting).

j.    Other Reasons to Exclude Shareholder Nominee. Notwithstanding anything to the contrary contained in this Section 3.16, the corporation shall not be required to include, pursuant to this Section 3.16, a Shareholder Nominee in its proxy materials:

(i)    for any meeting of shareholders for which the secretary of the corporation receives notice that the Eligible Shareholder or any other shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees set forth in Section 3.15,

(ii)    if such Shareholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or any committee thereof,

(iii)    if such Shareholder Nominee’s election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the corporation is listed or traded, or any applicable state or federal law, rule or regulation,

(iv)    if such Shareholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914,

(v)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years,

(vi)    if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(vii)    if such Shareholder Nominee or the Eligible Shareholder who nominated such Shareholder Nominee provides any facts, statements or other information to the corporation or its shareholders required or requested pursuant to this Section 3.16 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading,

(viii)    if such Shareholder Nominee or the Eligible Shareholder who nominated such Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Shareholder Nominee or Eligible Shareholder or fails to comply with its obligations pursuant to this Section 3.16, or

(ix)    If either:

(A)    a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its or their obligations, agreements or representations under this Section 3.16, or

(B)    the Shareholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 3.16 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation, in each case under this Section 3.16(j)(ix) as determined by the Board of Directors, any committee thereof or the chairperson of the annual meeting, then:

(1)    the corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting,

(2)    the corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder, and

(3)    the Board of Directors or the chairperson of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation and the named proxies will not vote any proxies received from shareholders with respect to such Shareholder Nominee.

In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 3.16, such nomination shall be disregarded as provided in the immediately preceding clause (3).

k.    Resubmission of Shareholder Nominee. Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 3.16 for the next two annual meetings of Shareholders.

l.    Exclusivity. This Section 3.16 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the corporation’s proxy materials (including, without limitation, any proxy card or written ballot), other than with respect to Rule 14a-19 to the extent applicable with respect to form of proxies.

Section 3.17. Chair of the Board. The Board of Directors may elect or appoint from its members a Chair of the Board who shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.
ARTICLE IV.
OFFICERS
Section 4.01. Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such assistant officers or other officers as may from time to time, be elected or appointed by the Board. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. The Chief Executive Officer may also appoint, and may prescribe the powers, rights, duties and responsibilities of, such other officers, other than the Chief Financial Officer or any other executive officer, as the Chief Executive Officer deems necessary for the operation and management of the corporation. Any number of offices may be held by the same person.
Section 4.02. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the corporation; (b), shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him or her by the Board.
Section 4.03. Chief Operating Officer. The Chief Operating Officer (if one is elected by the Board) shall be either the President or a Vice President. He or she shall be responsible for the management of all of the operations of the corporation’s business and shall have such other authority and duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe. He or she shall report to the Chief Executive Officer and be responsible to him or her. He or she may also execute and deliver in the name of the corporation any instruments or documents pertaining to the business of the corporation which could be executed by the Chief Executive Officer.
Section 4.04. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.
Section 4.05. President. Unless otherwise determined by the Board, the President shall be the Chief Executive Officer of the corporation and shall supervise and control the business affairs of the corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to him or her by the Board or the Chief Executive Officer.
Section 4.06. Vice President. The Board of Directors or the Chief Executive Officer may designate one or more Vice Presidents, who shall have such designations and powers and shall perform such duties as prescribed by the Board of Directors or by the Chief Executive Officer. Notwithstanding anything to the contrary in this Section 4.06, only the Board of Directors shall have the authority to elect, appoint, and prescribe the duties of executive officers of the corporation.
Section 4.07. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. Except as otherwise required or permitted by statute or by these Bylaws, the Secretary shall give notice of meetings of shareholders and directors. The Secretary shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer.
Section 4.08. Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned to him or her by the Board, the Chief Executive Officer or the Chief Financial Officer.
Section 4.9. Authority and Duties. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board may, without specific approval of the Board, delegate some or all of the duties and powers of an office to other persons.
Section 4.10. Removal and Vacancies. Any officer may be removed from his or her office by the Board of Directors at any time, with or without cause. An officer, other than the Chief Financial Officer or any other executive officer, also may be removed at any time, with or without cause, by the Chief Executive Officer. Any such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors or by the Chief Executive Officer in accordance with these Bylaws.
Section 4.11. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the Board of Directors.
ARTICLE V.
SHARES AND THEIR TRANSFER
Section 5.01. Certificated and Uncertificated Shares. Shares of the corporation’s stock may be certificated or uncertificated, as provided under Minnesota law. All certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed, in the name of the corporation, by the Chief Executive Officer, the President or any Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. Any or all of the signatures on the certificate may be a facsimile.
Section 5.02. Transfer of Stock. Transfers of stock shall be made on the books of the corporation only by the record holder of such stock, or the record holder’s legal representative, or the record holder’s duly authorized attorney-in-fact, and in the case of stock represented by a certificate, upon surrender of the certificate. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name the shares are recorded on the books of the corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.
Section 5.03. Loss of Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.
ARTICLE VI.
DIVIDENDS, RECORD DATE
Section 6.01. Dividends. The Board of Directors shall have the authority to declare dividends and other distributions upon shares to the extent permitted by law.
Section 6.02. Record Date. The Board of Directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend.
ARTICLE VII.
SECURITIES OF OTHER CORPORATIONS
Section 7.01. Voting Securities Held by the Corporation. The Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, confer or delegate such powers to one or more other persons.
Section 7.02. Purchase and Sale of Securities. The Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer or delegate such powers to one or more other persons.
ARTICLE VIII.
INDEMNIFICATION OF CERTAIN PERSONS
Section 8.01. The corporation shall indemnify officers and directors, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

ARTICLE IX.
AMENDMENTS
Section 9.01. These Bylaws may be amended or altered by the Board of Directors at any meeting if notice of such proposed amendment shall have been given in the notice of such meeting. Such authority in the Board of Directors is subject to (a) the limitations imposed by Minnesota Statutes Section 302A.181, as now enacted or hereafter amended, or other applicable law and (b) the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any meeting of shareholders called for such purpose.